(Exhibit 22)


                                                                Jurisdiction of
                                                                  Organization
                                                                  ------------

Lincoln Renaissance                                                    PA
United Germano - Millgate Limited Partnership                          IL
Mansion Court Associates                                               PA
Derby Run Associates, L.P.                                             VA
Renaissance Plaza '93 Associates, L.P.                                 MD
Tasker Village Associates                                              PA
Martha Bryant Manor, L.P.                                              CA
Colden Oaks Limited Partnership                                        CA
Brynview Terrace, L.P.                                                 CA
NLEDC, L.P.                                                            CA
Creative Choice Homes VI, Ltd.                                         FL
P & P Homes for the Elderly, L.P.                                      CA
Clear Horizons Limited Partnership                                     LA
Neptune Venture, L.P.                                                  NJ
Affordable Green Associates L.P.                                       NY
Neptune Venture, L.P.                                                  NJ
Affordable Green Associates L.P.                                       NY